EXHIBIT 23.1


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTNING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-100842, 333-72990 and 333-100842) and the Registration
Statement on Form S-3 (No. 333-54006 ), respectively, of our report dated May 21, 2004, withrespect to the consolidated financial statements of Daktronics, Inc. included inthe Annual Report (Form 10-K) for the year ended May 3, 2003.

Our audit also included the financial statement schedule of Daktronics, Inc. listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                   /s/ Ernst & Young, LLP
Minneapolis, Minnesota
June 22, 2004




                                        1